                                                                     EXHIBIT 4.3

                                [Face of Note]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK), TO NIPSCO CAPITAL MARKETS, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


                         NIPSCO CAPITAL MARKETS, INC.
                          ____% SENIOR NOTE DUE 2027

PRINCIPAL AMOUNT                                                       NO. R-___
$75,000,000                                              CUSIP _________________


INTEREST RATE:______

STATED MATURITY: December 1, 2027

INTEREST PAYMENT DATES: June 1 and December 1

SUBJECT TO REPURCHASE AT THE OPTION
OF THE HOLDER ON:

_____________________;

_____________________; and

_____________________




     NIPSCO Capital Markets, Inc., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of SEVENTY-FIVE MILLION AND NO/100 DOLLARS on December 1, 2027 (the "Stated Maturity"), and to pay interest thereon from

December 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on June 1 and December 1 in each year (each, an "Interest Payment Date"), commencing on June 1, 1998, and at Maturity, at the rate of ____% per annum, until the principal hereof is paid or duly provided for. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, at the office or agency of the Company maintained for such purpose in the City of New York, New York. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on the related Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     If any Interest Payment Date, any Put Option Exercise Date (as defined herein) or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amount due on this Note on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, such Put Option Exercise Date or the Stated Maturity, as the case may be, to such Business Day.

     Payment of the principal of and interest on this Note at Maturity shall be made upon presentation hereof at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan in the City of New York, New York, or at such other office or agency permitted under the Indenture. Payment of the principal of and interest on this Note shall be payable in immediately available funds; provided however, that payment of interest on this
Note if not held in book-entry form may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of the principal of and interest, if any, on this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest payable on any Interest Payment Date will be paid to the Depositary with respect to the portion of this Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of this Note to the accounts of the beneficial owners hereof.

     The Company is not required to repurchase Notes from Holders prior to Stated Maturity except as set forth herein. The Holder of this Note will have the right to require the Company to repurchase all or a portion of this Note in increments of $1,000 (the "Put Option") on _____________, _________________,
______________, and ________________ (each such date being a "Put Option
Exercise Date") at a purchase price equal to 100% of the principal amount of this Note plus accrued interest thereon. If this Note or any portion is tendered for repayment, interest will cease to accrue on this Note or such portion hereof on or after the Put Option Exercise Date on which the Note or such portion hereof is tendered for repayment. On or before each Put Option Exercise Date, the Company shall deposit with the Paying Agent (or the Trustee) an amount of money sufficient to pay the principal of and any accrued interest on the Notes to be tendered for repayment. For book-entry notes a Holder must provide the Company with notice of its intention to exercise its Put Option not less than 30 days nor more than 60 days prior to the applicable Put Option Exercise Date. Such notice, once given, will be irrevocable, unless waived in writing by the Company. An owner of a beneficial interest in this Note if held in book-entry form who wishes to effectuate the tender and repurchase of such Note must instruct its Depositary's participant or participants (in accordance with the Depositary 's "Repayment Option Procedures") a reasonable period of time in advance of the applicable Put Option Exercise Date. All questions as to the validity, eligibility (including time of receipt) and the acceptance of this Note or any portion hereof for repayment will be determined by the Company, whose determination shall be final and binding.

     For definitive notes to be repurchased on the applicable Put Option Exercise Date, the Trustee must receive at the principal office of the Trustee in New York City, at least 30, but not more than 60, days prior to the applicable Put Option Exercise Date, but no later than 5:00 p.m. New York City time on the last day for giving notice, (i) this Note with the "Option to Elect Repayment Form" duly completed or (ii) a telegram, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name, address and telephone number of the registered Holder of such Note, the principal amount of such Note, the amount of the Note to be repurchased, a statement that the option to elect repayment is being made thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of such Note duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, facsimile transmission or letter, and such Note and form are received by the Trustee by such fifth Business Day. All such notices are irrevocable unless waived in writing by the Company.

     In the event of repurchase of this Note in part only, a new Note or Notes of this series, having the same Stated Maturity, optional repurchase provisions, interest rate and other terms and provisions of this Note, in authorized denominations in an aggregate principal amount equal to the unredeemed portion hereof will be issued in the name of the holder hereof upon the surrender hereof.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same force and effect as if set forth on the face hereof.

     The indebtedness evidenced by this Note is entitled to the benefits of a Support Agreement, dated as of April 4, 1989, as amended as of May 15, 1989, December 10, 1990, and February 14, 1991 (as such Agreement may be hereafter amended, modified or supplemented from time to time in accordance with the terms and conditions of the Indenture, the "Support Agreement") between the Company and NIPSCO Industries, Inc. ("Industries"). The Support Agreement provides that, during the term thereof, (i) Industries will own all of the voting stock of the Company, (ii) Industries will cause the Company to have at all times a positive net worth (net assets less intangible assets, if any), as determined in accordance with generally accepted accounting principles, and (iii) if the Company is unable to make timely payments of principal of or any premium or interest on any Debt (as defined below) issued by the Company, Industries will, at the request of the Company or any Lender (as defined below), provide funds to the Company to make such payments. The Support Agreement also provides that any Lender to the Company shall have the right to demand that the Company enforce its rights against Industries under the Support Agreement as described in the previous sentence, and in the event that the Company fails to require Industries to perform such obligations or the Company defaults in the timely payment of principal of or any premium or interest of any Debt owed to a Lender, such Lender may proceed directly against Industries to enforce the Company's rights against Industries under the Support Agreement or to obtain payment of such defaulted principal, premium or interest owed to such Lender.

     The Support Agreement provides that in no event may any Lender, on default of the Company or Industries or upon failure by the Company or Industries to comply with the Support Agreement, have recourse to or against the stock or assets of Northern Indiana Public Service Company ("Northern Indiana") or any interest of the Company or Industries therein. Notwithstanding this limitation, the Support Agreement provides that funds available to Industries to satisfy any obligations under the Support Agreement will include cash dividends paid by Northern Indiana to Industries.

     The term "Debt" is defined in the Support Agreement as debt securities or other obligations and includes this Note. The term "Lender" is defined in the Support Agreement as any person, firm or corporation to which the Company is indebted for money borrowed or to which the Company otherwise owes any Debt or which is acting as trustee or authorized representative on behalf of such person, firm or corporation. The Indenture provides that each holder of a Note, as well as the Trustee, shall be considered a "Lender" for purposes of the Support Agreement and shall have all rights of a "Lender" set forth therein.

     The Support Agreement may be amended or terminated at any time by the agreement of Industries and the Company, provided that (i) no amendment regarding the terms described above may be made unless all Lenders consent in advance and in writing to such amendment, (ii) no amendment regarding any other term of the Support Agreement may be made in a manner that adversely affects the rights of Lenders unless all affected Lenders consent in advance and in writing to such amendment, and (iii) no termination shall be effective until such time as all Debt (including the Note) shall have been paid in full.

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, NIPSCO Capital Markets, Inc. has caused this Note to be duly executed.


[Corporate Seal]              NIPSCO CAPITAL MARKETS, INC.


                              By: _____________________________________________

                              Title:___________________________________________

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.



THE CHASE MANHATTAN BANK,  as Trustee



By: _____________________________________________
    Authorized Signatory

                              [Reverse of Note]

                          NIPSCO CAPITAL MARKETS, INC.
                           ____% SENIOR NOTE DUE 2027

     This Note is one of a duly authorized issue of unsecured senior debt securities of the Company known as the Company's ____% Senior Notes Due 2027, limited to the aggregate principal amount of $75,000,000 (herein called the "Notes" or the "Securities"), issued under an Indenture dated as of February 14, 1997 (such Indenture as originally executed and delivered and as hereafter
supplemented or amended together with the Board Resolutions adopted          ,
1997 and delivered to the Trustee by the Company pursuant to Section 301 of such Indenture setting forth certain terms of the Notes, being herein called the "Indenture") from the Company to The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor trustees under the Indenture), to which Indenture, all indentures supplemental thereto and all Board Resolutions relating thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The acceptance of this Note shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. All capitalized terms used in this Note which are not defined herein shall have the meaning assigned to them in the Indenture.

     If an Event of Default, as defined in the Indenture, with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     The Notes do not have the benefit of any sinking fund. The Company does not have the option to redeem the Notes prior to Stated Maturity.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debt Securities at any time by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Note at the times, places and rate or formula, in the coin or currency, and in the manner, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Notes are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000, and in book-entry form. The Notes may be represented by one or more global Notes deposited with the Depositary and registered in the name of the nominee of the Depositary, with certain limited exceptions. So long as the Depositary or any successor depositary or its nominee is the registered Holder of a global Note, the Depositary, such successor depositary or such nominee, as the case may be, will be considered to be the sole Holder of the Notes for all purposes of the Indenture. Except as provided in the Indenture, an owner of a beneficial interest in a global Note will not be entitled to have Notes represented by such global Note registered in such owner's name, will not receive or be entitled to receive physical delivery of the Notes in certificated form and will not be considered the owner or Holder thereof under the Indenture. Each person owning a beneficial interest in a global Note must rely on the Depositary's procedures and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. If the Company requests any action of Holders or if an owner of a beneficial interest in a global Note desires to take any action that a Holder is entitled to take under the Indenture, the Depositary will authorize the participants holding the relevant beneficial interests to give or take such action, and such participants will otherwise act upon the instructions of beneficial owners holding through them.

     None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to this Note in global form or impair, as between such depositary and owners of beneficial interests in such global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Note.

     As used herein, "Business Day", when used with respect to a particular location referred to in this Note, means any day, other than a Saturday or Sunday, which is not a day on which state or national banks in such location are authorized or obligated by law or executive order to close.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                  ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
             OTHER
IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------
|                              |
|                              |
|                              |
________________________________________________________________________________
-(Please print or typewrite name and address including postal zip code of assignee) this Note and all rights thereunder hereby irrevocably constituting and appointing _____________________________________________Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:  __________________

*
--------------------------

*Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.



                           OPTION TO ELECT REPAYMENT
                     IN THE CASE OF CERTIFICATED NOTES ONLY


The undersigned hereby irrevocably requests and instructs the Company to repurchase the within or attached Note (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount thereof, together with accrued interest if any, to the applicable Put Option Exercise Date, to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type name, address and phone number of the undersigned)

For the within or attached Note to be repurchased on the applicable Put Option Exercise Date, the Trustee must receive at the principal office of the Trustee in New York City, at least 30, but not more than 60, days prior to the applicable Put Option Exercise Date, but no later than 5:00 p.m. New York City time on the last day for giving notice, (i) this Note with the "Option to Elect Repayment Form" duly completed or (ii) a telegram, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name, address and telephone number of the registered Holder of such Note, the principal amount of such Note, the amount of the Note to be repurchased, a statement that the option to elect repayment is being made thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of such Note duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, facsimile transmission or letter, and such Note and form are received by the Trustee by such fifth Business Day.

If less than the entire principal amount of the within or attached Note is to be repurchased, specify the portion to be repurchased: $_______________ and specify the denomination or denominations (which shall be an Authorized Denomination) of the Note or Notes to be issued to the holder for the portion of the Note not being repurchased (in the absence of specific instruction, one such Note will be issued): $______________.

NOTICE: The signature to this Option to Elect Repayment must correspond with the names as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.


------------------------------------------------------
                Signature of Holder
(Sign exactly as name appears on the face of the Note)

Dated:
       -----------------------------------------------